EXHIBIT 23.1





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 2-99954, 33-6920, 33-41542, 33-41543, 33-60901 and 33-82474 of Sierra Health
Services, Inc. our report dated February 21, 1997 (March 28, 1997 as to Note 14) appearing in this Annual Report on Form 10-K of Sierra Health Services, Inc. for the year ended December 31, 1996.



DELOITTE & TOUCHE LLP

Las Vegas, Nevada
March 28, 1997


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